Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 23, 2023

BGC Group, Inc.

c/o BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

Re: Registration Statement on Form S-4 (File No. 333-271168)

Ladies and Gentlemen:

We have acted as counsel to BGC Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Shares”) and shares of Class B common stock, par value $0.01per share, of the Company (together with the Class A Shares, the “Shares”), in connection with the transactions contemplated by the Corporate Conversion Agreement, dated as of November 15, 2022, by and among the Company, BGC Partners, Inc., a Delaware corporation (“BGC Partners”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), BGC GP, LLC, a Delaware limited liability company and the general partner of BGC Holdings, BGC Partners II, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, BGC Partners II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, BGC Holdings Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of BGC Holdings, and, solely for purposes of certain provisions therein, Cantor Fitzgerald, L.P., a Delaware limited partnership, as amended on March 29, 2023 (as it may be further amended from time to time, the “Corporate Conversion Agreement”).

For purposes of giving this opinion, we have examined the Registration Statement, the Corporate Conversion Agreement, the Certificate of Incorporation of the Company and the Bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and its affiliates and certificates or comparable documents of public officials and of officers and representatives of the Company and its affiliates.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Corporate Conversion Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Corporate Conversion Agreement, such Shares will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We are members of the bar of the State of New York. The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related consent solicitation statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz